Exhibit 8.1 List of Subsidiaries

2.20 Related party transactions List of subsidiaries:

		Holding as of
	Country	March 31, 2025	March 31, 2024
Infosys Technologies (China) Co. Limited (Infosys China)(1)	China	100%	100%
Infosys Technologies S. de R. L. de C. V. (Infosys Mexico)(1)	Mexico	100%	100%
Infosys Technologies (Sweden) AB (Infosys Sweden)(1)	Sweden	100%	100%
Infosys Technologies (Shanghai) Company Limited (Infosys Shanghai)(1)	China	100%	100%
EdgeVerve Systems Limited (EdgeVerve)(1)	India	100%	100%
Infosys Austria GmbH(1)	Austria	100%	100%
Skava Systems Private Limited (Skava Systems)(1)(35)	India	—	100%
Infosys Chile SpA(1)	Chile	100%	100%
Infosys Arabia Limited(2)(20)	Saudi Arabia	70%	70%
Infosys Consulting Ltda.(1)	Brazil	100%	100%
Infosys Luxembourg S.a.r.l(1)	Luxembourg	100%	100%
Infosys Americas Inc. (Infosys Americas)(1)(23)	U.S.	—	—
Infosys Consulting S.R.L.(2)	Argentina	100%	100%
Infosys Romania S.r.l. (formerly Infosys Consulting S.R.L. (Romania))(1)	Romania	100%	100%
Infosys Limited Bulgaria EOOD(1)	Bulgaria	100%	100%
Infosys Turkey Bilgi Teknolojileri Limited Sirketi(1)	Turkey	100%	100%
Infosys Germany Holding Gmbh(1)	Germany	100%	100%
Infosys Automotive and Mobility GmbH & Co. KG(1)	Germany	100%	100%
Infosys Green Forum(1)	India	100%	100%
Infosys Business Solutions LLC(1)	Qatar	100%	100%
WongDoody Inc. (1)(37)	U.S.	—	100%
IDUNN Information Technology Private Limited (formerly Danske IT and Support Services India Private Limited (“Danske IT”)) (1)(25)	India	100%	100%
Infosys Public Services, Inc. USA (Infosys Public Services)(1)	U.S.	100%	100%
Infosys Public Services Canada Inc. (11)	Canada	100%	100%
Infosys BPM Limited(1)	India	100%	100%
Infosys BPM UK Limited(3)	U.K.	100%	100%
Infosys (Czech Republic) Limited s.r.o.(3)	Czech Republic	100%	100%
Infosys Poland Sp z.o.o(3)	Poland	100%	100%
Infosys McCamish Systems LLC(3)	U.S.	100%	100%
Portland Group Pty Ltd(3)	Australia	100%	100%
Infosys BPO Americas LLC.(3)	U.S.	100%	100%
Infosys BPM Canada Inc (3)(24)(29)	Canada	—	—
Panaya Inc. (Panaya)(1)	U.S.	100%	100%
Panaya Ltd.(4)	Israel	100%	100%
Panaya Germany GmbH (4)	Germany	100%	100%
Brilliant Basics Holdings Limited (Brilliant Basics)(1)(20)	U.K.	100%	100%
Brilliant Basics Limited (5)(20)	U.K.	100%	100%
Infosys Consulting Holding AG (1)	Switzerland	100%	100%
Infosys Management Consulting Pty Limited(6)	Australia	100%	100%
Infosys Consulting AG(6)	Switzerland	100%	100%
Infosys Consulting GmbH(6)	Germany	100%	100%
Infosys Consulting SAS(6)	France	100%	100%
Infy Consulting B.V.(6)	The Netherlands	100%	100%
Infosys Consulting (Belgium) NV(6)	Belgium	100%	100%
Infy Consulting Company Ltd(6)	U.K.	100%	100%
GuideVision s.r.o.(7)	Czech Republic	100%	100%
GuideVision Deutschland GmbH(8)	Germany	100%	100%
GuideVision Suomi Oy(8)	Finland	100%	100%
GuideVision Magyarország Kft(8)	Hungary	100%	100%
GuideVision Polska Sp. z.o.o(8)	Poland	100%	100%
GuideVision UK Ltd(8)(20)	U.K.	100%	100%
Infosys Nova Holdings LLC. (Infosys Nova)(1)	U.S.	100%	100%
Outbox systems Inc. dba Simplus (US)(9)(38)	U.S.	—	100%
Simplus ANZ Pty Ltd.(9)	Australia	100%	100%
Simplus Australia Pty Ltd(10)	Australia	100%	100%
Simplus Philippines, Inc.(9)	Philippines	100%	100%
Kaleidoscope Animations, Inc.(9)(38)	U.S.	—	100%
Kaleidoscope Prototyping LLC(17)(27)	U.S.	—	—
Blue Acorn iCi Inc (formerly Beringer Commerce Inc)(9)(38)	U.S.	—	100%

Infosys Singapore Pte. Ltd. (formerly Infosys Consulting Pte. Ltd.)(1)	Singapore	100%	100%
Infosys Financial Services GmbH. (formerly Panaya GmbH) (12)	Germany	100%	100%
Infosys South Africa (Pty) Ltd(12)	South Africa	100%	100%
Infosys (Malaysia) SDN. BHD. (formerly Global Enterprise International (Malaysia) Sdn. Bhd.)(12)	Malaysia	100%	100%
Infosys Middle East FZ LLC (12)	Dubai	100%	100%
Infosys Norway (12)	Norway	100%	100%
Infosys Compaz Pte. Ltd (13)	Singapore	60%	60%
HIPUS Co., Ltd(13)	Japan	81%	81%
Fluido Oy (12)	Finland	100%	100%
Fluido Sweden AB (14)	Sweden	100%	100%
Fluido Norway A/S(14)	Norway	100%	100%
Fluido Denmark A/S(14)	Denmark	100%	100%
Fluido Slovakia s.r.o(14)	Slovakia	100%	100%
Infosys Fluido UK, Ltd.(14)	U.K.	100%	100%
Infosys Fluido Ireland, Ltd.(15)	Ireland	100%	100%
Stater N.V.(13)	The Netherlands	75%	75%
Stater Nederland B.V.(16)	The Netherlands	75%	75%
Stater XXL B.V.(16)	The Netherlands	75%	75%
HypoCasso B.V.(16)	The Netherlands	75%	75%
Stater Participations B.V.(28)	The Netherlands	—	—
Stater Belgium N.V./S.A.(16)(28)	Belgium	75%	75%
Stater Gmbh(16)	Germany	75%	75%
Infosys Germany GmbH (formerly Kristall 247. GmbH (“Kristall”))(12)	Germany	100%	100%
Wongdoody Gmbh (formerly known as oddity GmbH) (18)	Germany	100%	100%
WongDoody (Shanghai) Co. Limited (formerly known as oddity (Shanghai) Co., Ltd.) (19)	China	100%	100%
WongDoody limited (Taipei) (formerly known as oddity Limited (Taipei)) (19)	Taiwan	100%	100%
oddity space GmbH (18)(26)	Germany	—	—
oddity jungle GmbH (18)(26)	Germany	—	—
oddity code GmbH (18)(26)	Germany	—	—
WongDoody d.o.o (formerly known as oddity code d.o.o) (19)(26)	Serbia	100%	100%
oddity waves GmbH (18)(26)	Germany	—	—
oddity group services GmbH (18)(26)	Germany	—	—
BASE life science A/S (12)	Denmark	100%	100%
BASE life science AG (21)	Switzerland	100%	100%
BASE life science GmbH (21)	Germany	100%	100%
BASE life science S.A.S (21)	France	100%	100%
BASE life science Ltd. (21)	U.K.	100%	100%
BASE life science S.r.l. (21)	Italy	100%	100%
Innovisor Inc.(21)	U.S.	100%	100%
BASE life science Inc.(21)	U.S.	100%	100%
BASE life science S.L.(21)	Spain	100%	100%
InSemi Technology Services Private Limited (30)	India	100%	—
Elbrus Labs Private Limited (30)(22)	India	100%	—
Infosys Services (Thailand) Limited (1)(32)	Thailand	100%	—
Infy tech SAS (12)(31)	France	100%	—
in-tech Holding GmbH (33)(39)	Germany	—	—
in-tech GmbH (33)	Germany	100%	—
Friedrich & Wagner Asia Pacific GmbH (33)(39)	Germany	—	—
drivetech Fahrversuch GmbH (33)	Germany	100%	—
ProIT (33)	Romania	100%	—
in-tech Automotive Engineering de R.L. de C.V (33)(20)	Mexico	100%	—
Friedrich Wagner Holding Inc.(33)(20)	U.S.	100%	—
in-tech Automotive Engineering SL (33)	Spain	100%	—
in-tech Automotive Engineering LLC (33)(36)	U.S.	—	—
in-tech Services LLC (33)(36)	U.S.	—	—
in-tech Engineering s.r.o (33)	Czech Republic	100%	—
in-tech Engineering GmbH (33)	Austria	100%	—
in-tech Engineering services S.R.L (33)	Romania	100%	—
in-tech Group Ltd (33)	U.K.	100%	—
In-tech Automotive Engineering Shenyang Co. Ltd (33)	China	100%	—
in-tech Group India Private Ltd (33)	India	—	—
In-tech Automotive Engineering Beijing Co., Ltd (33)	China	100%	—
Blitz 24-893 SE (34)	Germany	100%	—
Infosys Limited SPC (1)(40)	Oman	100%	—
Infosys BPM Netherlands B.V. (3)(41)	The Netherlands	100%	—

(1) Wholly-owned subsidiary of Infosys Limited
(2) Majority owned and controlled subsidiary of Infosys Limited
(3) Wholly-owned subsidiary of Infosys BPM Limited
(4) Wholly-owned subsidiary of Panaya Inc.
(5) Wholly-owned subsidiary of Brilliant Basics Holding Limited.

(6) Wholly-owned subsidiary of Infosys Consulting Holding AG
(7) Wholly-owned subsidiary of Infy Consulting Company Limited
(8) Wholly-owned subsidiary of GuideVision s.r.o.
(9) Wholly-owned subsidiary of Infosys Nova Holdings LLC
(10) Wholly-owned subsidiary of Simplus ANZ Pty Ltd
(11) Wholly-owned subsidiary of Infosys Public Services, Inc.
(12) Wholly-owned subsidiary of Infosys Singapore Pte. Ltd. (formerly Infosys Consulting Pte. Ltd.)
(13) Majority owned and controlled subsidiary of Infosys Singapore Pte. Ltd. (formerly Infosys Consulting Pte. Ltd.)
(14) Wholly-owned subsidiary of Fluido Oy
(15) Wholly-owned subsidiary of Infosys Fluido UK, Ltd.
(16) Wholly-owned subsidiary of Stater N.V
(17) Wholly-owned subsidiary of Kaleidoscope Animations, Inc.
(18) Wholly-owned subsidiary of Infosys Germany GmbH (formerly Kristall 247. GmbH (“Kristall”))
(19)Wholly-owned subsidiary of Wongdoody Gmbh (formerly known as oddity GmbH)
(20) Under liquidation
(21) Wholly-owned subsidiary of BASE life science A/S
(22) Wholly-owned subsidiary of InSemi Technology Services Private Limited
(23) Liquidated effective July 14, 2023
(24)Incorporated on August 11, 2023
(25) On September 1, 2023 Infosys Ltd. acquired 100% of voting interests in IDUNN Information Technology Private Limited (formerly Danske IT and Support Services India Private Limited (“Danske IT”))

(26) On September 29, 2023, oddity space GmbH, oddity waves GmbH, oddity jungle GmbH, oddity group services GmbH and oddity code GmbH merged into WongDoody GmbH and oddity code d.o.o which was formerly a subsidiary of oddity code Gmbh has become a subsidiary of Wongdoody Gmbh (formerly known as oddity GmbH).

(27)Kaleidoscope Prototyping LLC, a Wholly-owned subsidiary of Kaleidoscope Animations is liquidated effective November 1, 2023

(28) On November 24, 2023 Stater Participations B.V (Wholly-owned subsidiary of Stater N.V) merged with Stater N.V and Stater Belgium N.V./S.A which was formerly a wholly owned subsidiary of Stater Participations B.V. became a wholly owned subsidiary of Stater N.V

(29) On March 15, 2024 Infosys BPM Canada Inc., a Wholly-owned subsidiary of Infosys BPM Limited got dissolved.
(30) On May 10, 2024 Infosys Ltd. acquired 100% of voting interests in InSemi Technology Services Private Limited along with its subsidiary Elbrus Labs Private Limited
(31) Incorporated on July 03, 2024
(32) Incorporated on July 26, 2024

(33) On July 17, 2024, Infosys Germany GmbH, a wholly owned subsidiary of Infosys Singapore Pte. Limited, acquired 100% of voting interests in in-tech Holding GmbH along with its subsidiary in-tech GmbH along with its six subsidiaries in-tech Automotive Engineering SL, ProIT, in-tech Automotive Engineering de R.L. de C.V, drivetech Fahrversuch GmbH, Friedrich Wagner Holding Inc along with its two subsidiaries (in-tech Automotive Engineering LLC and in-tech Services LLC) and Friedrich & Wagner Asia Pacific GmbH along with its five subsidiaries in-tech engineering s.r.o, in-tech engineering GmbH, in-tech engineering services S.R.L, in-tech Group Ltd along with its subsidiary (in-tech Group India Private Limited) and In-tech Automotive Engineering Shenyang Co., Ltd along with its subsidiary (In-tech Automotive Engineering Beijing Co., Ltd). Subsequently on September 01, 2024 in-tech Group India Private Limited became a wholly-owned subsidiary of Infosys limited.

(34) On October 17, 2024, Infosys Singapore Pte Ltd. acquired 100% of voting interests in Blitz 24-893 SE

(35) Liquidated effective November 14, 2024
(36) Liquidated effective November 30, 2024
(37) WongDoody Inc, a wholly-owned subsidiary of Infosys limited merged into Infosys Nova Holdings LLC effective January 1, 2025
(38) Kaleidoscope Animations, Blue Acorn iCi Inc and Outbox systems Inc. dba Simplus (US) merged into Infosys Nova Holdings LLC effective January 1,2025
(39) in-tech Holding GmbH and Friedrich & Wagner Asia Pacific GmbH merged into in-tech GmbH effective January 1,2025
(40) Incorporated on December 12, 2024
(41) Incorporated on March 20, 2025